CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 3, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A 2-9455) of The Dreyfus Fund Incorporated.




                            Ernst & Young LLP
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                            ERNST & YOUNG LLP


New York, New York
April 24, 2000